UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 7, 2008

IAS ENERGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21255	91-1063549
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

240 – 11780 HAMMERSMITH WAY
RICHMOND, BRITISH COLUMBIA V7A 5E9, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 7, 2008, IAS Energy, Inc. (the “Company” or “IAS”) entered into an agreement with Teryl Resources Corp. (“Teryl”), a public company related by common directors and officers, whereby IAS agreed to sell all its remaining 40% working interest to Teryl in three (3) gas wells located in Knox and Laurel County, Kentucky - the Clarence Bright #1 in Laurel County, the Ken Lee in Knox County, and the Elvis Farris #2 in Knox County in each gas well (hereinafter collectively “the Gas Wells”) in consideration of an initial payment from Teryl of US$25,000. The balance of funds owed by Teryl to IAS for the purchase of the Gas Wells will be determined by an independent report, prepared by a qualified petroleum geologist. All revenue received from the Gas Wells will now be received by Teryl upon execution of this Agreement. The Agreement and the purchase of the Gas Wells is subject to the approval of the TSX Venture Exchange and the British Columbia Securities Commission, if any.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)	EXHIBITS.

Exhibit 10.1 – Purchase Agreement effective April 7, 2008.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 10, 2008	IAS Energy, Inc.

	By:	/s/ John G. Robertson
John G. Robertson, President
(Principal Executive Officer)